UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, NY 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Management Performance Compensation Plan

On March 12, 2008, the Compensation Committee established divisional and/or corporate operating profit performance goals for fiscal year 2008 under the Company’s Management Performance Compensation Plan (the “Plan”). The Compensation Committee also decided that it would not set a new cycle for fiscal years 2008 through 2010 or future cycles under the Company’s 2004 Long-Term Cash Incentive Plan. In connection with that decision, the Committee adopted a new long-term feature under the Plan, whereby the Company’s executive officers would receive an additional award under the Plan based on the Company’s achievement of the corporate operating profit goal for the award year (the “Deferred Award”) that would not be payable until the expiration of a three-year deferral period. The amount of the Deferred Award would increase or decrease based on the Company’s average corporate net income performance over that three-year period, and the executive officer’s incentive target under the Deferred Award would be a percentage of his/her base salary ranging from 50% to 100%, depending on corporate title and responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: March 18, 2008		Executive Vice President, General Counsel and Secretary

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